EXHIBIT 21.1

NEWELL BRANDS INC. AND SUBSIDIARIES
Subsidiaries of the Registrant
At December 31, 2025

NAME OF ENTITY	JURISDICTION
Allegheny International Exercise Co.	United States
Allegre Puériculture	France
American Household, Inc.	United States
Aparatos Electronicos de Saltillo, S.A. de C.V.	Mexico
Application des Gaz S.A.S.	France
Aprica (Zhongshan) Ltd.	China
Aprica Childcare Institute-Aprica Ikuji Kenkyush Kabushiki Kaisha	Japan
Baby Jogger II, LLC	United States
Berol Corporation	United States
B-F Processing LLC	United States
Camping Gaz (Deutschland) GmbH	Germany
Camping Gaz (Suisse) SA	Switzerland
Camping Gaz CS S.R.O.	Czechia
Camping Gaz Italia S.r.l.	Italy
Canada GP Holdings LLC	United States
Cavoma LP	Cayman Islands
Cavoma Ltd.	Cayman Islands
Chemetron Corporation	United States
Chemetron Investments, Inc.	United States
Coleman (Deutschland) GmbH	Germany
Coleman Benelux B.V.	Netherlands
Coleman Benelux Holdings B.V.	Netherlands
Coleman EMEA GmbH	Germany
Coleman International Holdings, LLC	United States
Coleman Worldwide Corporation	United States
Dongguan HuiXun Electrical Products Co., Ltd.	China
Dymo BV	Belgium
Eliskim, Inc.	United States

Embassy Products LLC	United States
Facel	France
Fountain Holdings Limited	United Kingdom
Gingham Corporation	Canada
Graco Children's Products Inc.	United States
Hereford NWL Limited	United Kingdom
Hogar Plus, SA (in Liquidation)	Spain
Holmes Products (Europe) Limited	United Kingdom
Ignite Holdings II, LLC	United States
Ignite Holdings, LLC	United States
Ignite Hong Kong, Limited	Hong Kong
Industrias Corama S.A. de C.V.	Mexico
Infoswitch, Inc.	United States
Integrated Specialties, Inc.	United States
Jarden Consumer Solutions (Asia) Limited	Hong Kong
Jarden Consumer Solutions of India Private Limited	India
Jarden LLC	United States
Jarden Lux Holdings S.à r.l.	Luxembourg
Jarden Lux II S.à r.l.	Luxembourg
Jarden Receivables, LLC	United States
Jarden Switzerland Sarl	Switzerland
Kansas Acquisition Corp.	United States
L.A. Services, Inc.	United States
Leviathan NWL Investments B.V.	Netherlands
Luxembourg Brands S.à r.l.	Luxembourg
Magnetics and Electronics, Inc.	United States
Mapa Gloves SDN BHD	Malaysia
Mapa GmbH	Germany
Mapa	France
Mapa Spontex CE s.r.o.	Czechia
Mapa Spontex Iberica SAU	Spain
Mapa Spontex Italia S.p.A.	Italy
Mapa Spontex Trading SDN BHD	Malaysia
Mapa Spontex UK Limited	United Kingdom
Mapa Virulana SAIC	Argentina

Marmot Mountain Canada Ltd.	Canada
Marmot Mountain Europe GmbH	Germany
Marmot Mountain, LLC	United States
Montey Corporation	United States
Montey Credit Corporation	United States
New Bra-Con Industries, Inc.	United States
Newell Australia Pty. Limited	Australia
Newell Brands APAC Sourcing Limited	Hong Kong
Newell Brands APAC Treasury Limited	Hong Kong
Newell Brands Belgium BV	Belgium
Newell Brands Brasil Ltda.	Brazil
Newell Brands Canada ULC	Canada
Newell Brands Cayman III Ltd.	Cayman Islands
Newell Brands de Argentina S.A.	Argentina
Newell Brands de Chile Limitada	Chile
Newell Brands de Colombia S.A.S.	Colombia
Newell Brands de Mexico, S.A. de C.V.	Mexico
Newell Brands de Peru, S.A.C.	Peru
Newell Brands Distribution LLC	United States
Newell Brands Distribution México, S.A. de C.V.	Mexico
Newell Brands Germany GmbH	Germany
Newell Brands HK Sourcing Limited	Hong Kong
Newell Brands Iberia, S.L.	Spain
Newell Brands Industries LLC	United States
Newell Brands International II B.V.	Netherlands
Newell Brands Investment II, Inc.	United States
Newell Brands Ireland Services Designated Activity Company	Ireland
Newell Brands Italy S.r.l.	Italy
Newell Brands Japan G.K.	Japan
Newell Brands Lux Holding LP	United States
Newell Brands Lux III S.a.r.l.	Luxembourg
Newell Brands Lux Real Estate Holdings S.à r.l.	Luxembourg
Newell Brands Products (Shanghai) Co., Ltd.	China
Newell Brands Sourcing Corp.	United States
Newell Brands Technical Center (Guangzhou) Company Limited	China

Newell Brands UK Limited	United Kingdom
Newell Europe Sàrl	Switzerland
Newell Finance Company	United States
Newell Holdings Limited	United Kingdom
Newell Insurance Designated Activity Company	Ireland
Newell International Capital	France
Newell International Finance Co Limited Partnership	Scotland
Newell Investments France	France
Newell Investments Inc.	United States
Newell Luxembourg Finance S.à r.l.	Luxembourg
Newell New Zealand Limited	New Zealand
Newell Operating Company	United States
Newell Poland Services Sp. z o.o.	Poland
Newell Puerto Rico, Ltd.	United States
Newell Rubbermaid (M) Sdn. Bhd	Malaysia
Newell Rubbermaid (Thailand) Co., Ltd.	Thailand
Newell Rubbermaid Asia Pacific Limited	Hong Kong
Newell Rubbermaid Czech Republic s.r.o.	Czechia
Newell Rubbermaid Development LLC	United States
Newell Rubbermaid Global Sourcing Asia Ltd.	Cayman Islands
Newell Rubbermaid Holding B.V.	Netherlands
Newell Rubbermaid Holdings LLC	United States
Newell Rubbermaid Hungary Trading Ltd.	Hungary
Newell Rubbermaid Kirtasiye Ticaret ve Sanayi Limited Sirketi	Turkey
Newell Rubbermaid Mexicali, S. de R.L. de C.V.	Mexico
Newell Rubbermaid Panama S. de R.L.	Panama
Newell Rubbermaid Sweden AB	Sweden
Newell Rubbermaid UK Holdings Limited	United Kingdom
Newell Rubbermaid UK Production	United Kingdom
Newell Rubbermaid UK Services Limited	United Kingdom
Newell Rubbermaid US Finance Co.	United States
Northern Aqueduct Holdings LLC	United States
Northern Aqueduct I, B.V.	Netherlands
Northern Aqueduct II, B.V.	Netherlands
NR Capital Co.	Canada

NR Finance Co.	Canada
NWL Austria GmbH	Austria
NWL Cayman Holdings Ltd.	Cayman Islands
NWL Denmark Services Aps	Denmark
NWL Europe Holdings LLC	United States
NWL European Finance S.à r.l.	Luxembourg
NWL Finland OY	Finland
NWL France Production	France
NWL France	France
NWL France Services	France
NWL Germany Office Products GmbH	Germany
NWL Germany Production GmbH	Germany
NWL GP Holdings LLC	United States
NWL Hamburg Services GmbH	Germany
NWL Irish Holdings Ltd.	Cayman Islands
NWL Luxembourg S.à r.l.	Luxembourg
NWL Netherlands JP Holding B.V.	Netherlands
NWL Netherlands Services B.V.	Netherlands
NWL Norway A/S	Norway
NWL South Africa (Pty) Limited	South Africa
NWL Switzerland Sarl	Switzerland
NWL Valence Services	France
Oster de Venezuela Inc.	Canada
Oster de Venezuela, S.C.A.	Venezuela
Oster GmbH	Germany
Oster VZ Holdings Inc.	Canada
Outdoor Sports Gear, LLC	United States
Packs & Travel Corporation	United States
Polyhedron Holdings Limited	United Kingdom
Repuestos Electronicos, S.A.	Venezuela
Reynolds Pen International	France
Reynolds Pens India Private Limited	India
Rubbermaid Commercial Products LLC	United States
Rubbermaid Europe Holding Inc.	United States
Rubbermaid Incorporated	United States

Rubbermaid Ireland Limited	Ireland
Sanford Brands Venezuela Inc.	Canada
Sanford GmbH Holding Company	United States
Sanford Holding LLC	United States
Sanford, L.P.	United States
Sevca, LLC	United States
Shakespeare Conductive Fibers, LLC	United States
SI II, Inc.	United States
Sistema Plastics Australia Limited	New Zealand
Sistema Plastics Limited	New Zealand
Sistema Plastics UK Limited	New Zealand
Sistema Plastiques France Limited	New Zealand
Sitca LLC	United States
Smith Mountain Industries, Inc.	United States
Söke Handels GmbH	Austria
Söke-Hungaria Kft	Hungary
Spontex	France
Sunbeam Americas Holdings, LLC	United States
Sunbeam Products, Inc.	United States
Sunbeam Uruguay, S.A.	Uruguay
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Temrac Company, Inc.	United States
The Coleman Company, Inc.	United States
The Newell Brands Charitable Foundation	United States
The Wallingford Insurance Company Limited	Bermuda
The Yankee Candle Company, Inc.	United States
True Temper Venezuela, S.A.	Venezuela
Virumetal S.A.	Uruguay
Visant Company, LLC	United States
Visant Holding Company, LLC	United States
viskovita GmbH	Germany
Waverly Products Company Limited	Jamaica
Woodshaft, Inc.	United States
X Properties, LLC	United States
Yankee Candle Admin LLC	United States

Yankee Candle Company (Europe) Limited	United Kingdom
Yankee Candle France	France
Yankee Candle s.r.o.	Czechia